UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2025 (April 8, 2025)

Oaktree Specialty Lending Corporation

(Exact name of Registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OCSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2025, Oaktree Specialty Lending Corporation (the “Company”) entered into an amendment (the “Amendment”) to its amended and restated senior secured credit facility (as amended and restated, the “Syndicated Facility”) among the Company, the lenders party thereto, ING Capital LLC, as administrative agent, ING Capital LLC, JPMorgan Chase Bank, N.A. and BofA Securities, Inc. as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as syndication agents. Among other things, the Amendment:

•	reduced the interest rate margin:

•

with respect to secured overnight financing rate (“SOFR”) loans from (i) 2.00% plus a SOFR adjustment which ranged between 0.11448% and 0.26161% to (ii) 1.875% plus a SOFR adjustment equal to 0.10%; and

•	with respect to alternate base rate loans from 1.00% to 0.875% plus a SOFR adjustment equal to 0.10%;

provided that, if at any time the Borrowing Base (as defined in the Syndicated Facility) is greater than 1.60 times the Combined Debt Amount (as defined in the Syndicated Facility), the interest rate margin with respect to (a) SOFR loans will be 1.75% plus a SOFR adjustment equal to 0.10% and (b) alternative base rate loans will be 0.75% plus a SOFR adjustment equal to 0.10%;

•	removed the Consolidated Interest Coverage Ratio covenant;

•	added Wells Fargo Securities, LLC as a joint lead arranger and joint bookrunner;

•	decreased the size of the Syndicated Facility from $1.218 billion to $1.160 billion;

•

increased the “accordion” feature the permits the Company, under certain circumstances, to increase the size of the Syndicated Facility from (i) up to the greater of $1.25 billion and the Company’s net worth to (ii) up to the greater of $1.50 billion and the Company’s net worth;

•	extended the reinvestment period from June 23, 2027 to April 8, 2029; and

•	extended the final maturity date from June 23, 2028 to April 8, 2030.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 7 and Limited Waiver to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 8, 2025, by and among the Registrant, as borrower, the lenders party thereto and ING Capital LLC, as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE SPECIALTY LENDING CORPORATION

Date: April 11, 2025	By:	/s/ Christopher McKown
Name: Christopher McKown
Title: Chief Financial Officer and Treasurer